                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                        Oceaneering International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                               (OCEANEERING LOGO)

                         OCEANEERING INTERNATIONAL, INC.

                     11911 FM 529, HOUSTON, TEXAS 77041-3011


                                                                  April 21, 2003

Dear Shareholder:

         You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Oceaneering International, Inc. The meeting will be held on Friday, May 30, 2003, at 8:30 a.m. local time in the Atrium of our corporate offices at 11911 FM 529, Houston, Texas 77041-3011.

         On the following pages, you will find the Notice of Annual Meeting of Shareholders and Proxy Statement giving information concerning the matters to be acted on at the meeting. Our Annual Report to Shareholders describing Oceaneering's operations during the year ended December 31, 2002 is enclosed.

         I hope you will be able to attend the meeting in person. Whether or not you plan to attend, please take the time to vote. In addition to using the enclosed paper proxy card to vote, which you may sign, date and return in the enclosed postage-paid envelope, you may vote your shares via the Internet or by telephone by following the instructions included in this package.

         Thank you for your interest in Oceaneering.

                                           Sincerely,

                                           /s/ JOHN R. HUFF

                                           John R. Huff
                                           Chairman of the Board and
                                           Chief Executive Officer

                         OCEANEERING INTERNATIONAL, INC.

                     11911 FM 529, HOUSTON, TEXAS 77041-3011

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 30, 2003

                                   ----------

To the Shareholders of Oceaneering International, Inc.:

         The Annual Meeting of Shareholders of Oceaneering International, Inc., a Delaware corporation ("Oceaneering"), will be held on Friday, May 30, 2003, at 8:30 a.m. local time in the Atrium of our corporate offices at 11911 FM 529, Houston, Texas 77041-3011, to consider and take action on the following:

         o election of two Class II directors as members of the Board of Directors of Oceaneering to serve until the 2006 Annual Meeting of Shareholders or until a successor has been duly elected and qualified (Proposal 1);

         o ratification of the appointment of Ernst & Young LLP as independent auditors of Oceaneering for the year ending December 31, 2003 (Proposal 2); and

         o transaction of such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1 AND PROPOSAL 2.

         The close of business on April 14, 2003 is the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

         The Board welcomes your personal attendance at the meeting. Whether or not you expect to attend the meeting, please submit a proxy as soon as possible so that your shares can be voted at the meeting. You may submit your proxy by filling in, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope. Please refer to page 1 of the Proxy Statement and the proxy card for instructions for proxy voting by telephone or over the Internet.



                                   By Order of the Board of Directors,

                                   /s/ GEORGE R. HAUBENREICH, JR.

                                   George R. Haubenreich, Jr.
                                   Senior Vice President, General Counsel
                                      and Secretary
April 21, 2003

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR OVER THE INTERNET IN ACCORDANCE WITH INSTRUCTIONS IN THIS PROXY STATEMENT AND ON YOUR PROXY CARD.

--------------------------------------------------------------------------------

                         OCEANEERING INTERNATIONAL, INC.

                                 ----------------

                                 PROXY STATEMENT

                                 ----------------

PROXIES AND VOTING AT THE MEETING

         Only shareholders of record at the close of business on April 14, 2003 will be entitled to notice of, and to vote at, the meeting. As of that date, 24,041,871 shares of our Common Stock, $.25 par value per share ("Common Stock"), were outstanding. Each of those outstanding shares is entitled to one vote at the meeting. We are initially sending this Proxy Statement and the accompanying proxy to our shareholders on or about April 21, 2003. The requirement for a quorum at the meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock. There is no provision for cumulative voting.

SOLICITATION OF PROXIES

         The accompanying proxy is solicited on behalf of our Board of Directors for use at our annual meeting of shareholders to be held at the time and place set forth in the accompanying notice. We will pay all costs of soliciting proxies. We will solicit proxies primarily by mail. In addition to solicitation by mail, our officers, directors and employees may solicit proxies in person or by telephone, facsimile and electronic transmissions, for which such persons will receive no additional compensation. We have retained Georgeson Shareholder Communications, Inc. to solicit proxies at a fee estimated at $5,500, plus out-of-pocket expenses. We will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to beneficial owners of Common Stock.

         The persons named as proxies were designated by our Board and are officers of Oceaneering. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld), and where a choice has been specified by the shareholder as provided in the proxy, the proxy will be voted in accordance with the specification so made. Proxies submitted without specified choices will be voted FOR PROPOSAL 1 to elect the director nominees proposed by our Board and FOR PROPOSAL 2 to ratify the appointment of Ernst & Young LLP as independent auditors of Oceaneering for the year ending December 31, 2003.

METHODS OF VOTING

o VOTING BY MAIL. You may sign, date and return your proxy cards in the pre-addressed, postage-paid envelope provided. If you return your proxy card without indicating how you want to vote, the designated proxies will vote as recommended by our Board.

o VOTING BY TELEPHONE OR THE INTERNET. If you have stock certificates issued in your own name, you may vote by proxy by using the toll-free number or at the Internet address listed on the proxy card.

         The telephone and Internet voting procedures are designed to verify your vote through the use of a voter control number that is provided on each proxy card. The procedures also allow you to vote your shares and to confirm that your instructions have been properly recorded. Please see your proxy card for specific instructions.

         If you hold shares through a brokerage firm, bank or other custodian, you may vote by telephone or the Internet only if the custodian offers that option.

REVOCABILITY OF PROXIES

o REVOKING YOUR PROXY. If you have certificates issued in your own name, and you vote by proxy, mail, the Internet or telephone, you may later revoke your proxy instructions by:

         o sending a written statement to that effect to the Corporate Secretary at P. O. Box 40494, Houston, Texas 72240-0494, the mailing address for the executive offices of Oceaneering;

         o submitting a proxy card with a later date signed as your name appears on the stock certificate;

         o        voting at a later time by telephone or the Internet; or

         o        voting in person at the Annual Meeting.

         If you have shares held through a brokerage firm, bank or other custodian, and you vote by proxy, you may later revoke your proxy instructions only by informing the custodian in accordance with any procedures it sets forth.

                              ELECTION OF DIRECTORS
                                   PROPOSAL 1

         Our Certificate of Incorporation divides our Board into three classes, each consisting as nearly as possible of one-third of the members of the whole Board. There are currently two members of each class. The members of each class serve for three years following their election, with one class being elected each year.

         Two Class II directors are to be elected at the 2003 Annual Meeting. Charles B. Evans, currently a Class II Director, is retiring and is not a nominee for election at the 2003 Annual Meeting. In accordance with our bylaws, directors are elected by a plurality of the votes cast. Accordingly, abstentions and broker "non-votes" marked on proxy cards will not be counted in the election. The Class II directors will serve until the 2006 Annual Meeting of Shareholders or until a successor has been duly elected and qualified. The directors of Classes III and I will continue to serve their terms of office, which will expire at the Annual Meetings of Shareholders to be held in 2004 and 2005, respectively.

         The persons named in the accompanying proxy intend to vote all proxies received in favor of the election of the nominees named below, except in any case where authority to vote for the directors is withheld. Although we have no reason to believe that the nominees will be unable to serve as directors, if either nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee our Board designates.

         Set forth below is information (ages are as of May 30, 2003) with respect to the nominees for election as directors of Oceaneering.

NOMINEES - CLASS II DIRECTORS:

                                          NAME AND
                                     BUSINESS EXPERIENCE                                        AGE
                                     -------------------                                        ---
Jerold J. DesRoche.....................................................................          66

        Mr. DesRoche was nominated by our Board of Directors to stand for election as a director at the 2003 Annual Meeting. Since 1991, Mr. DesRoche has been Chief
        Executive Officer and a director of National Power Company, a privately owned company that owns and operates power generation facilities using waste fuels and renewable energy. He served as President and Chief Executive Officer of ABB
        Combustion Engineering Canada, Inc. from 1988 to 1991.

                                          NAME AND                                                      DIRECTOR
                                     BUSINESS EXPERIENCE                                        AGE      SINCE
                                     -------------------                                        ---     --------
John R. Huff............................................................................        57        1986

        Mr. Huff has been Chairman of our Board of Directors since August 1990.
        He has been a director and Chief Executive Officer of Oceaneering since joining Oceaneering in 1986. He is also a director of BJ Services
        Company and Suncor Energy Inc.

CONTINUING DIRECTORS

         Set forth below is information (ages are as of May 30, 2003) for those directors whose terms will expire in 2004 and 2005.

2004 - CLASS III DIRECTORS:

                                          NAME AND                                                      DIRECTOR
                                     BUSINESS EXPERIENCE                                        AGE      SINCE
                                     -------------------                                        ---     --------
David S. Hooker............................................................................     60        1973

        Mr. Hooker has been Chairman of Goshawk Insurance Holdings PLC, a marine insurance group, since January 1996. Previously, he served as Chairman of Bakyrchik Gold PLC, a natural resources company, from 1993 to 1996.
        He is also a director of Aminex plc, an oil and gas exploration and production company.

Harris J. Pappas...........................................................................     58        1996

        Mr. Pappas has been President of Pappas Restaurants, Inc., a privately owned and operated multistate restaurant group, since 1983. He is a director of Luby's Inc.
        and a trustee of Memorial Hermann Hospital in the Texas Medical Center in Houston.

2005 - CLASS I DIRECTORS:

                                          NAME AND                                                      DIRECTOR
                                     BUSINESS EXPERIENCE                                        AGE      SINCE
                                     -------------------                                        ---     --------
T. Jay Collins.............................................................................     56        2002

        Mr. Collins has been President and Chief Operating Officer of
        Oceaneering since 1998. He served as Executive Vice President - Oilfield
        Marine Services from 1995 to 1998 and as Senior Vice President and Chief
        Financial Officer since 1993, when he joined Oceaneering. He is also a director of Friede Goldman Halter, Inc.

D. Michael Hughes..........................................................................     64        1970

        Mr. Hughes has been owner of The Broken Arrow Ranch and affiliated businesses, which harvest, process and market wild game meats, since
        1983.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth the number of shares of Common Stock beneficially owned as of April 1, 2003 by each director and nominee for director, each of the executive officers named in the Summary Compensation Table in this Proxy Statement and all directors and officers as a group. Except as otherwise indicated, each individual named has sole voting and dispositive power with respect to the shares shown.

                                                                                             NUMBER OF      PERCENT
                             NAME                                                            SHARES(1)     OF CLASS
                             ----                                                            ---------     --------
              T. Jay Collins.......................................................           194,800          *

              Jerold J. DesRoche...................................................                 0          *

              Charles B. Evans.....................................................            11,900          *

              George R. Haubenreich, Jr............................................           114,196          *

              David S. Hooker......................................................            58,000          *

              John R. Huff.........................................................           652,436         2.7

              D. Michael Hughes....................................................            93,696          *

              M. Kevin McEvoy......................................................           115,234          *

              Marvin J. Migura.....................................................           100,350          *

              Harris J. Pappas.....................................................            30,000          *

              All directors and officers as a group (22 persons)...................         1,473,013         6.1

----------

*             Less than 1%

(1) Includes the following shares subject to stock options exercisable within 60 days of April 1, 2003: Mr. Collins - 42,500; Mr. Evans - 10,000; Mr. Haubenreich - 28,500; Mr. Hooker - 58,000; Mr. Huff - 85,600; Mr. Hughes - 60,000; Mr. McEvoy - 28,750; Mr. Migura -
              28,750; Mr. Pappas - 30,000; and all directors and officers as a group - 442,650. Includes the following shares granted pursuant to restricted stock award agreements, as to which the recipient has sole voting power and no dispositive power: Mr. Collins - 57,500; Mr. Haubenreich - 28,750; Mr. Huff - 120,000; Mr. McEvoy - 29,000;
              Mr. Migura - 28,750; and all directors and officers as a group - 339,000. Also includes the following share equivalents, which are fully vested but are held in trust pursuant to the Oceaneering Retirement Investment Plan (the "401(k) Plan"), for which the individual has no voting rights until the shares are withdrawn from the 401(k) Plan: Mr. Hughes - 20,390; Mr. McEvoy - 5,614; and all directors and officers as a group - 38,003.

         Listed below are the only persons who, to our knowledge, may be deemed to be beneficial owners as of April 1, 2003 of more than 5% of the outstanding shares of Common Stock. This information is based on statements filed with the Securities and Exchange Commission (the "SEC").

         NAME AND ADDRESS OF                                        AMOUNT AND NATURE OF         PERCENT
          BENEFICIAL OWNER                                          BENEFICIAL OWNERSHIP        OF CLASS(1)
         -------------------                                        --------------------        -----------
FMR Corp.
82 Devonshire Street
Boston, MA
02109.........................................................           1,819,693(2)               7.6

Neuberger Berman, Inc.
Neuberger Berman, LLC
605 Third Avenue
New York, NY
10158.........................................................           1,493,688(3)               6.2

(1) The percentages are based on the total number of issued and outstanding shares of Common Stock at April 1, 2003.

(2) According to a Schedule 13G, dated February 14, 2003, filed with the SEC jointly by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management and Research Company ("Fidelity"), Mr. Johnson is chairman and Ms. Johnson is a director of FMR Corp. and may be deemed to be members of a controlling group with respect to FMR Corp. That filing states that, as of December 31, 2002: (a) Fidelity, a wholly owned subsidiary of FMR Corp., was the beneficial owner of 973,920 shares of Common Stock in its capacity as an investment adviser to various investment companies (the "Fidelity Funds"), with the power to vote those shares residing solely with the board of trustees of the Fidelity Funds and the power to dispose of those shares residing with Mr. Johnson and FMR Corp. through its control of Fidelity and the Fidelity Funds; (b) Fidelity Management Trust Company, a bank that is wholly owned by FMR Corp., was the beneficial owner of 845,700 shares of Common Stock, with the power to vote and dispose of those shares residing solely with Mr. Johnson and FMR Corp. through its control of Fidelity Management Trust Company; and (c) Geode Capital Management, LLC ("Geode LLC"), a Delaware limited liability company that is wholly owned by Fidelity Investors III Limited Partnership ("FILP III"), was the beneficial owner of 73 shares of Common Stock. The managers of Geode LLC, the limited partners of FILP III and the members of Fidelity Investors Management, LLC, the general partner and investment manager of FILP III are shareholders and employees of FMR Corp.

(3) According to a Schedule 13G, dated February 12, 2003, filed with the SEC by Neuberger Berman, Inc. and Neuberger Berman, LLC, Neuberger Berman, LLC beneficially owned 1,493,688 shares of Common Stock as of December 31, 2002. That filing states that Neuberger Berman, Inc. owns 100% of Neuberger Berman, LLC and is, therefore, also deemed to be a beneficial owner of those shares. That filing also states that, of the 1,493,688 shares of Common Stock beneficially owned, Neuberger Berman, LLC had sole voting power over 7,300 shares, shared voting power over 898,500 shares and shared dispositive power over 1,493,688 shares. To the extent voting power or dispositive power is shared, the filing indicates it is shared with Neuberger Berman's mutual fund clients.

ADDITIONAL INFORMATION RELATING TO OUR BOARD OF DIRECTORS

         We have three standing committees of our Board of Directors: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

         The Audit Committee, which held six meetings during 2002, is comprised of Messrs. Hooker (Chairman), Hughes and Pappas, all of whom meet the independence requirements of the New York Stock Exchange. The Audit Committee is appointed by our Board of Directors to assist the Board in monitoring:

         o        the integrity of our financial statements;

         o        our compliance with legal and regulatory requirements;

         o the independence, qualifications and performance of our independent auditors; and

         o        the performance of our internal audit functions.

         In discharging its duties, the Audit Committee reviews and approves the scope of the annual audit, non-audit services to be performed by the independent auditors and the independent auditors' audit and non-audit fees; recommends to our Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for filing with the SEC; meets independently with our internal auditors, independent auditors and management; and reviews the general scope of our accounting, financial reporting, annual audit and internal audit programs and matters relating to internal control systems, as well as, the results of the annual audit and interim financial statements, auditor independence issues and the adequacy of the Audit Committee Charter. The Audit Committee operates under a written charter adopted by our Board of Directors, which is attached to this Proxy Statement as Appendix A. The report of the Audit Committee is included herein at page 8.

         The Compensation Committee is comprised of Messrs. Evans (Chairman) and Pappas and held four meetings during 2002. The Compensation Committee is appointed by our Board of Directors to:

         o assist the Board in discharging its responsibilities relating to compensation of our executives and other key employees; and

         o produce an annual report on executive compensation for inclusion in our proxy statement.

         Specific duties and responsibilities of the Compensation Committee include: general oversight of our executive compensation plans and benefit programs, reviewing and approving objectives relevant to the compensation of executives and key employees, including administration of annual bonus plans, long-term incentive plans and supplemental executive retirement plan; approving employment agreements for key executives; and annually evaluating its performance and charter. The Compensation Committee operates under a written charter adopted by our Board of Directors. The report of the Compensation Committee is included herein at page 15.

         The Nominating and Corporate Governance Committee is comprised of Messrs. Hughes (Chairman), Evans and Hooker and held two meetings during 2002. The Nominating and Corporate Governance Committee is appointed by our Board of Directors to:

         o identify individuals qualified to become directors of Oceaneering;

         o recommend to our Board of Directors candidates to fill vacancies on our Board or to stand for election to the Board by our shareholders;

         o recommend to our Board a director to serve as Chairman of the Board;

         o        recommend to our Board committee assignments for directors;

         o        periodically assess the performance of our Board; and

         o review and recommend to our Board appropriate corporate governance policies and procedures for Oceaneering.

         The Nominating and Corporate Governance Committee, formerly known as the Nominating Committee, operates under a written charter adopted by our Board of Directors.

         As to each person a shareholder proposes to nominate for election as a director, our bylaws provide that the nomination notice must:

         o include the name, age, business address and principal occupation or employment of that person, the number of shares of Common Stock beneficially owned or owned of record by that person and any other information relating to that person that is required to be disclosed under Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act") and the related SEC rules and regulations; and

         o be accompanied by the written consent of the person to be named in the proxy statement as a nominee and to serve as a director if elected.

The nomination notice must also include, as to that shareholder and the beneficial owner, if any, of Common Stock on whose behalf the nomination or nominations are being made:

         o the name and address of that shareholder, as they appear on our stock records and the name and address of that beneficial owner;

         o the number of shares of Common Stock which that shareholder and that beneficial owner own beneficially or of record;

         o a description of all arrangements and understandings between that shareholder or that beneficial owner and each proposed nominee of that shareholder and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by that shareholder;

         o a representation by that shareholder that he or she intends to appear in person or by proxy at that meeting to nominate the person(s) named in that nomination notice;

         o a representation as to whether that shareholder or that beneficial owner, if any, intends, or is part of a group, as Rule 13d-5(b) under the Exchange Act uses that term, which intends, (1) to deliver a proxy statement and/or form of proxy to the holders of shares of Common Stock having at least the percentage of the total votes of the holders of all outstanding shares of Common Stock entitled to vote in the election of each proposed nominee of that shareholder which is required to elect that proposed nominee and/or (2) otherwise to solicit proxies in support of the nomination; and

         o any other information relating to that shareholder and that beneficial owner that is required to be disclosed under
                  Section 14 of the Exchange Act and the related SEC rules and regulations. To be timely for consideration at our 2004 Annual Meeting, a shareholder's nomination notice must be received at our principal executive offices, 11911 FM 529, Houston, Texas 77041-3011, addressed to our Corporate Secretary, no earlier than December 2, 2003 and no later than the close of business on January 31, 2004.

         During 2002, our Board of Directors held a total of eight meetings. Each member of our Board attended all Board meetings and all meetings of any committee on which he served.

         Oceaneering pays its nonemployee directors a $25,000 annual retainer, a $5,000 annual retainer to the chairman of committees of the Board, $1,000 for each Board meeting attended, $800 for each committee meeting attended (if the meeting is on a day other than the date of a Board meeting) and a fee of $100 per hour up to a maximum of $800 per day for any services directly related to activities of the Board or a committee of the Board. Nonemployee directors may elect to participate in Oceaneering's medical plans. All directors are reimbursed for their travel and other expenses involved in attendance at Board and committee meetings.

         Nonemployee directors are participants in our shareholder-approved 2002 Incentive Plan. Under this plan, each of our nonemployee directors is automatically granted an option to purchase 10,000 shares of Common Stock on the date the director first becomes a nonemployee director and each year thereafter while he remains a nonemployee director, in each case at an exercise price per share equal to the fair market value of a share of Common Stock on the date the option was granted. These options become fully exercisable six months following the date of grant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, we believe that all our directors and executive officers complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act during 2002.

REPORT OF THE AUDIT COMMITTEE

         We have reviewed and discussed with management Oceaneering's: (1) audited restatement of the financial statements as of and for the nine-month period ended December 31, 2000 and the year ended December 31, 2001 and (2) audited financial statements as of and for the year ended December 31, 2002.

         In addition, we have discussed with Ernst & Young LLP, Oceaneering's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         We have received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the Independent Standards Board's Standard No. 1, Independence Discussions with Audit Committees, as amended, and we have discussed with that firm its independence from Oceaneering.

         Based on the reviews and discussions referred to above, we recommended to Oceaneering's Board of Directors that the audited financial statements referred to above be included in Oceaneering's annual report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                           Audit Committee
                                           David S. Hooker, Chairman
                                           D. Michael Hughes
                                           Harris J. Pappas

                             EXECUTIVE COMPENSATION

         The following table sets forth compensation information for the years ended December 31, 2002 and 2001, the nine-month period ended December 31, 2000 and the fiscal year ended March 31, 2000 with respect to our Chief Executive Officer and our four other most highly compensated executive officers who served as such during the year ended December 31, 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM COMPENSATION
                                                                            -----------------------------------------------------
                                                   ANNUAL COMPENSATION(1)           AWARDS                      PAYOUTS
                                                   ----------------------   -----------------------     -------------------------
                                                                                         SECURITIES
                                                                            RESTRICTED   UNDERLYING       LTIP        ALL OTHER
NAME AND                                  PERIOD                              STOCK       OPTIONS        PAYOUTS     COMPENSATION
PRINCIPAL POSITION                        ENDED     SALARY($)   BONUS ($)     AWARDS        (#)           ($)(3)        ($)(4)
------------------                        ------   ----------   ---------   ----------   ----------     ---------    ------------
John R. Huff.........................     12/02      530,000      650,000       (2)         50,000      1,631,776       318,000
  Chairman and                            12/01      500,000      550,000        0          50,000      1,112,659       301,500
  Chief Executive Officer                 12/00      326,250            0        0         100,000        739,504       195,750
                                          03/00      435,000            0       (2)              0        854,006       174,000

T. Jay Collins.......................     12/02      285,000      350,000       (2)         30,000        774,311       142,500
  President and                           12/01      270,000      265,000        0          30,000        524,231       135,625
  Chief Operating Officer                 12/00      176,250            0        0          60,000        345,102        88,125
                                          03/00      235,000            0       (2)              0        251,032        70,500

Marvin J. Migura.....................     12/02      220,000      230,000       (2)         20,000        387,156        88,000
  Senior Vice President and               12/01      210,000      170,000        0          20,000        262,115        84,333
  Chief Financial Officer                 12/00      138,750       25,000        0          40,000        172,551        55,500
                                          03/00      185,000            0       (2)              0        159,099        44,400

M. Kevin McEvoy......................     12/02      220,000      200,000       (2)         20,000        409,508        88,000
  Senior Vice President                   12/01      210,000      180,000        0          20,000        286,728        84,333
                                          12/00      135,000            0        0          40,000        197,201        54,000
                                          03/00      180,000            0       (2)              0        157,496        39,600

George R. Haubenreich, Jr..........       12/02      215,000      200,000       (2)         20,000        387,156        86,000
  Senior Vice President, General          12/01      205,000      170,000        0          20,000        262,115        82,333
  Counsel and Secretary                   12/00      138,750            0        0          39,000        172,551        55,500
                                          03/00      185,000            0       (2)              0        143,066        44,400

----------

(1) Includes salary earned in a fiscal period, whether or not deferred. Excludes the value of perquisites and other personal benefits for each of the named executive officers because the aggregate amounts thereof did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for any named executive officer.

(2) The following table sets forth, as of December 31, 2002, the total number and value (based on the closing market price of our Common Stock on December 31, 2002 of $24.74 per share) of the long-term incentive restricted stock and stock unit holdings that have not vested under restricted stock and stock unit awards granted in the years ended December 31, 2002 and March 31, 2000 and earlier, as well as the scheduled vesting of these shares and units as of December 31 of the years indicated:

                                                                                                    TOTAL       VALUE AT
                                                                                                  NUMBER OF   DECEMBER 31,
                       2003      2004     2005      2006      2007      2008     2009      2010    SHARES        2002($)
                      ------    ------   ------    ------    ------    ------   ------     -----  ---------   ------------
Mr. Huff              45,000    45,500   41,000    36,500    24,000    24,000   16.000     8,000   240,000     5,937,600
Mr. Collins           21,500    24,000   24,000    24,000    18,000    18,000   12,000     6,000   147,500     3,649,150
Mr. Migura            10,750    11,800   11,600    11,400     8,400     8,400    5,600     2,800    70,750     1,750,355
Mr. McEvoy            11,000    12,000   12,000    12,000     9,000     9,000    9,000     3,000    74,000     1,830,760
Mr. Haubenreich       10,750    11,800   11,600    11,400     8,400     8,400    5,600     2,800    70,750     1,750,355

         The shares of restricted stock granted in the year ended March 31, 2000 and earlier, are issued and outstanding and dividends, if any, are earned on the restricted shares. No shares are issued or outstanding and no dividends are paid with respect to the stock units granted in the year ended December 31, 2002, until a vesting of a restricted stock unit occurs, at which time we will issue a share of Common Stock for each stock unit that is vested. The value of such stock for which restrictions were lifted and the related tax-assistance payments in the years ended December 31, 2002 and 2001, the nine-month period ended December 31, 2000 and the year ended March 31, 2000 are included in the LTIP payout columns in the table. We did not make any restricted stock or stock unit awards in the year ended December 31, 2001 or the nine-month period ended December 31, 2000. For additional information relating to these long-term incentives, see Long-Term Incentive Plans - Awards in Last Fiscal Year and Board Compensation Committee Report on Executive Compensation - Long-Term Incentives Awards.

(3) Amounts represent the aggregate value of long-term incentive restricted stock for which restrictions were lifted and the related tax-assistance payments.

(4) Amounts represent accruals made for each executive under a nonqualified supplemental executive retirement plan, which are subject to vesting over a three-year period.

         The following table provides information concerning each stock option exercised during the year ended December 31, 2002 by each of the named executive officers and the value of unexercised options held by those officers at December 31, 2002.

               AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                        NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                       UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                                     SHARES                         OPTIONS AT DECEMBER 31, 2002         DECEMBER 31, 2002($)
                                   ACQUIRED ON       VALUE        --------------------------------   -----------------------------
NAME                               EXERCISE(#)     REALIZED($)    EXERCISABLE        UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
----                               -----------     -----------    -----------        -------------   -----------     -------------
John R. Huff .................       166,900       2,733,292         73,100            100,000           522,463         257,125

T. Jay Collins ...............        65,000         841,188         35,000             60,000           224,375         154,275

Marvin J. Migura .............        31,750         509,004         23,750             40,000           155,425         102,850

M. Kevin McEvoy ..............        20,000         267,200         23,750             40,000           155,425         102,850

George R. Haubenreich, Jr ....        23,250         330,740         23,500             39,750           152,959         100,384


         The following table provides information concerning grants of stock options made to the named executive officers during the fiscal year ended December 31, 2002.

                      OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                                            POTENTIAL REALIZABLE
                                                              INDIVIDUAL GRANTS(1)                            VALUE AT ASSUMED
                                       --------------------------------------------------------------       ANNUAL RATES OF STOCK
                                       NUMBER OF       % OF TOTAL                                          PRICE APPRECIATION FOR
                                       SECURITIES        OPTIONS                                               OPTION TERM (2)
                                       UNDERLYING       GRANTED TO         EXERCISE                       -------------------------
                                        OPTIONS        EMPLOYEES IN         PRICE         EXPIRATION        5%                10%
NAME                                   GRANTED(#)      FISCAL YEAR          ($/SH)           DATE           ($)               ($)
----                                   ----------      ------------        --------       -----------     -------           -------
John R. Huff ......................     50,000               6.5             24.99          09/12/07      345,212           762,832

T. Jay Collins ....................     30,000               3.9             24.99          09/12/07      207,128           457,770

Marvin J. Migura ..................     20,000               2.6             24.99          09/12/07      138,084           305,132

M. Kevin McEvoy ...................     20,000               2.6             24.99          09/12/07      138,084           305,132

George R. Haubenreich, Jr .........     20,000               2.6             24.99          09/12/07      138,084           305,132

----------

(1) Stock options have exercise prices equal to the fair market value of a share of Common Stock at the date of award and become exercisable over three years after the date of award. Options generally expire at the earliest of five years after the date of the award, one year after the optionee's death, disability or retirement, or at the time of the optionee's termination of employment.

(2) The amounts shown as potentially realizable values are based on arbitrarily assumed rates of stock price appreciation of five percent and ten percent over the full term of the options, as required by applicable SEC regulations. The actual value of the option grants depends on future performance of the Common Stock and overall market conditions. There is no assurance that the values reflected in this table will be achieved.

         The following table shows information concerning long-term incentive awards made to named executive officers in the year ended December 31, 2002.

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                                                            NUMBER OF               PERFORMANCE OR OTHER
                                                                           COMMON STOCK           PERIOD UNTIL MATURATION
           NAME                                                             UNITS(#)(1)                 OR PAYOUT(1)
           ----                                                            ------------           -----------------------
           John R. Huff...................................                   120,000                  7/12/02 - 7/8/05

           T. Jay Collins.................................                    90,000                  7/12/02 - 7/8/05

           Marvin J. Migura...............................                    42,000                  7/12/02 - 7/8/05

           M. Kevin McEvoy................................                    45,000                  7/12/02 - 7/8/05

           George R. Haubenreich, Jr......................                    42,000                  7/12/02 - 7/8/05

----------

(1) These awards are subject to earning requirements during the three-year performance period and subsequent vesting requirements. At the time of vesting of a Common Stock unit, the participant will be issued a share of Common Stock for each Common Stock unit vested. Up to one-third of the total grant may be earned each year, depending on Oceaneering's cumulative Common Stock performance from July 12, 2002 as compared with a specified peer group's cumulative common stock performance from that date, with any amount earned subject to vesting in four equal installments over four years commencing one year after earning, conditional upon continued employment. At the time of each vesting, the participant receives a tax- assistance payment. The tax-assistance payment is an amount sufficient to make the participant whole, after consideration of the participant's U.S. federal income tax liability or, if the participant is not subject to U.S. income tax, the participant's liability under the income tax of the laws of the country to which the participant is subject, subject to a limitation so that the tax assistance payment will not exceed the amount that would have been payable if the participant were subject solely to U.S. federal income tax. See Board Compensation Committee Report on Executive Compensation - Long-Term Incentive Awards.

EXECUTIVE EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL AGREEMENTS

         In November 2001, Oceaneering entered into a Service Agreement (the "Service Agreement") with Mr. Huff, which replaced his prior employment agreement. As did the prior employment agreement, the Service Agreement provides medical coverage on an after-tax basis to Mr. Huff, his spouse and children during his employment with Oceaneering and, under certain circumstances, thereafter for their lives. The Service Agreement provides for a specific employment period through August 15, 2006, followed by a specific service period ending no later than August 15, 2011, during which time Mr. Huff, acting as an independent contractor, will serve as nonexecutive Chairman of our Board of Directors if the Board requests that he serve in such capacity.

         During the employment period under the Service Agreement, Mr. Huff's compensation consists of an annual base salary, contributions by Oceaneering into its supplemental executive retirement plan, an annual bonus and an aggregate long-term incentive opportunity no less than that existing at the commencement of the Service Agreement, as may be subsequently increased, and certain perquisites and administrative assistance. If his employment is terminated during his employment period by Oceaneering for cause or by him for other than good reason, as defined below, no salary or benefits not previously vested will be payable to him under the Service Agreement. If Mr. Huff's employment is terminated by Oceaneering for reasons other than cause, by Mr. Huff for good reason or by reason of Mr. Huff's death or disability:

         o Mr. Huff will be entitled to receive a termination package consisting of: (1) an amount equaling his highest rate of annual base salary during his employment with Oceaneering multiplied by the sum of ten and the number of years then remaining in the unexpired portion of his employment period;
                  (2) an amount equal to the value of the maximum award he would have been eligible to receive under the then-current fiscal year bonus plan; and (3) an amount equal to the maximum percentage of his annual base salary contributed by Oceaneering for him in its supplemental executive retirement plan for the then-current year multiplied by his highest annual rate of base salary;

         o all of Mr. Huff's then outstanding stock options will immediately vest and become exercisable or he may elect to be paid an amount equal to the spread between the exercise price and the higher market value for the shares of Common Stock underlying those options;

         o Mr. Huff's benefits under all compensation plans, including restricted stock and stock unit agreements, will become payable to him as if all contingencies for payment and maximum level of performance have been met;

         o Mr. Huff will receive benefits under all other plans he participates in for three years; and

         o Mr. Huff will be entitled to receive certain perquisites and administrative assistance for ten years from the date of any such termination.

         As defined in the Service Agreement, good reason for Mr. Huff to terminate includes: any adverse change in status, title, duties or responsibilities; any reduction in annual base salary, supplemental executive retirement plan contribution level by Oceaneering, annual bonus opportunity or aggregate long-term compensation, all as subsequently may be increased; any relocation; the failure of a successor to assume the Service Agreement; any prohibition by Oceaneering against Mr. Huff's engaging in outside activities permitted by the Service Agreement; any purported termination by Oceaneering that does not comply with the terms of the Service Agreement; and default by Oceaneering in the performance of its obligations under the Service Agreement.

         Following the completion of his employment period, Oceaneering may request that Mr. Huff serve as nonexecutive Chairman of the Board during the service period, and if he refuses to serve and Oceaneering is fulfilling its obligations under the Service Agreement, no salary or benefits not previously vested as of the time of his refusal will be payable to him under the Service Agreement. If Mr. Huff is not requested to serve as nonexecutive Chairman of the Board or his service as nonexecutive Chairman of the Board terminates for any reason other than his refusal to serve, including by reason of his death or disability, or the failure of Oceaneering to fulfill its obligations under the Service Agreement, he will be entitled to receive the termination package described above, except that an amount equal to the highest annual rate of base salary earned during the employment period would be paid to him over ten years (rather than in a lump sum); provided that, in the event of his subsequent death or a subsequent change of control, as defined below, the aggregate amount of all such payments would be accelerated and immediately payable. During Mr. Huff's service as nonexecutive Chairman of the Board, if any, his annual rate of compensation would be equal to 50% of his highest annual base salary during the employment period. Moreover, throughout the service period, Mr. Huff would continue to receive certain perquisites and administrative assistance, and he would continue to participate in plans he participated in as of August 15, 2006; however, he would not be eligible for subsequent grants or contributions made under any such plan after that date.

         In November 2001, Oceaneering entered into Change of Control Agreements (each, a "Change of Control Agreement") with Mr. Huff and other executives, including each of the executive officers listed in the Summary Compensation Table, replacing each of their respective prior senior executive severance agreements and, in the case of Mr. Huff, also replacing his prior supplemental senior executive severance agreement. These Change of Control Agreements entitle the individual to receive a severance package, described below, in the event of the occurrence of both a change of control and a termination of his employment by Oceaneering without cause or by the executive for good reason (defined using substantially the same definition as in Mr. Huff's Service Agreement) during a specified period of time (or, with respect to Mr. Huff while nonexecutive Chairman of the Board, a termination of his service for any reason other than his refusal to serve as nonexecutive Chairman of the Board). For purposes of the Change of Control Agreements and the Service Agreement, a change of control is defined as occurring if:

         o any person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Oceaneering representing 20% or more of the combined voting power of Oceaneering's outstanding voting securities, other than through the purchase of voting securities directly from a private placement;

         o the current members of our Board, or subsequent members approved by at least two-thirds of the current members, no longer comprise a majority of our Board;

         o Oceaneering is merged or consolidated with another corporation or entity, and Oceaneering's shareholders own less than 60% of the outstanding voting securities of the surviving or resulting corporation or entity;

         o a tender offer or exchange offer is made and consummated by a person other than Oceaneering for the ownership of 20% or more of Oceaneering's voting securities; or

         o there has been a disposition of all or substantially all of Oceaneering's assets.

         The severance package provided for in each such executive's Change of Control Agreement consists of an amount equal to three times the sum of:

         o the executive's highest annual rate of base salary during the then-current year or any of the three years preceding termination;

         o an amount equal to the maximum award the executive is eligible to receive under the then-current fiscal year bonus plan; and

         o an amount equal to the maximum percentage of the executive's annual base salary contributed by Oceaneering for him in the supplemental executive retirement plan for the then-current year multiplied by the executive's highest annual rate of base salary.

A minimum aggregate amount payable for these items is stated in each such executive's agreement, which amount was calculated using the year ended December 31, 2001 amounts for each component. This calculated minimum amount for Mr. Huff is applicable for any termination occurring during his service as nonexecutive Chairman of the Board.

         The severance package also provides that, for each individual:

         o all outstanding stock options immediately vest and become exercisable or the individual may elect to be paid an amount equal to the spread between the exercise price and the higher market value for the shares of Common Stock underlying those options;

         o the benefits under all compensation plans, including restricted stock agreements and restricted stock unit agreements, will be paid as if all contingencies for payment and maximum levels of performance have been met; and

         o the applicable individual will receive benefits under all other plans he then participates in for three years.

Any payment of the Change of Control severance package to Mr. Huff would not reduce any benefits or compensation due Mr. Huff under the Service Agreement; provided, however, that the above mentioned benefits regarding stock options, benefits under compensation plans and other benefits payable for three years are not provided under the Change of Control Agreement to Mr. Huff to the extent they are duplicative of benefits provided to him under his Service Agreement.

         The Change of Control Agreements and Mr. Huff's Service Agreement provide that if any payments made thereunder would cause the recipient to be liable for an excise tax because the payment is a "parachute payment" (as defined in the Internal Revenue Code), then Oceaneering will pay the individual an additional amount to make the individual whole with respect to that tax liability.

LONG-TERM INCENTIVE PLANS AND RETIREMENT PLANS

         Under our 2002 Incentive Plan and 2002 Non-Executive Incentive Plan, the Compensation Committee may grant options, stock appreciation rights, stock awards and cash awards to employees and other persons (excluding nonemployee directors and, with respect to the 2002 Non-Executive Incentive Plan, excluding executive officers) having an important business relationship with us.

         We also maintain a 401(k) Plan and a Supplemental Executive Retirement Plan. All employees of Oceaneering and its United States subsidiaries who meet the eligibility requirements may participate in our 401(k) Plan. Certain key management employees and executives of Oceaneering and its subsidiaries, as approved by the Compensation Committee, are eligible to participate in our Supplemental Executive Retirement Plan.

         Under our 401(k) Plan, and subject to limitations provided for in the plan, each participant directs us to defer between 1% and 80% of the participant's base pay and contribute the deferred compensation to the 401(k) Plan, with such contributions being invested in shares of Common Stock, mutual funds and guaranteed investments. A participant's deferred compensation contributed to the plan is fully vested. Our contributions to this plan become vested to the participant in percentage increments over a six-year period, commencing with the participant's date of employment, provided that the participant remains employed by us. We are currently contributing shares of Common Stock in an amount equal to 100% of the deferred compensation of each participant, up to the first 6% of the participant's base pay deferred. During the year ended December 31, 2002, none of the executive officers listed in the Summary Compensation Table made contributions to the 401(k) Plan.

         As of each July 1, the Compensation Committee may establish an amount to be accrued subject to vesting under our Supplemental Executive Retirement Plan for the following 12-month period (each a "Plan Year") as it determines in its discretion, and the amounts accrued may be different for each participant. As of September 1, 2000, a participant may elect to defer all or a portion of base salary and annual bonus for accrual pursuant to the Supplemental Executive Retirement Plan, which amounts are vested. We do not maintain a separate fund for our Supplemental Executive Retirement Plan. Amounts accrued under our Supplemental Executive Retirement Plan are adjusted for earnings and losses as if they were invested in one or more investment vehicles selected by the participant from those designated as alternatives by the Compensation Committee. The account balances that are subject to vesting vest in one-third increments on the close of the first, second and third years of continuous employment, beginning with and including July 1 of the Plan Year with respect to which they are accrued. These account balances vest in any event upon the first to occur of ten years of continuous employment after becoming a participant, the date that the sum of the participants' attained ages and years of participation equals 65, termination of employment by reason of death or disability or within two years of a change of control, or termination of the plan. A participant's interest in the plan is generally distributable upon termination of employment.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Oceaneering's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). Each member of the Committee is a nonemployee director. The Committee is dedicated to the establishment of a strong, positive link between the development and attainment of strategic goals that enhance shareholder value and the compensation and benefit programs needed to achieve those goals.

OVERALL EXECUTIVE COMPENSATION POLICY

         Oceaneering's policy is designed to facilitate its mission of increasing the net wealth of its shareholders by:

         o attracting, rewarding and retaining highly qualified and productive individuals;

         o setting compensation levels that are externally competitive and internally equitable;

         o interrelating annual executive compensation with the results of individual performance, the individual's profit center performance and overall Oceaneering performance; and

         o motivating executives and key employees toward achieving long-term strategic results by aligning employee and shareholder interests through the increased value of Oceaneering's Common Stock.

         There are three major components of Oceaneering's executive compensation program: Base Salary, Annual Incentives and Long-Term Incentive Awards. The Committee considers all elements of compensation when determining individual components.

BASE SALARY

         The Committee believes a competitive salary is essential to support management development and career orientation of executives. The Committee reviews annually the salary of executive officers. In determining appropriate salary levels, the Committee considers level and scope of responsibility and accountability, experience, individual performance contributions, internal equity and market comparisons. The Committee does not assign specific weightings to these criteria. However, the Committee manages base salaries for the executive group in a manner that emphasizes incentive compensation.

ANNUAL INCENTIVES

         The Committee administers an annual cash incentive bonus award plan to reward executive officers and other key employees of Oceaneering based on individual performance and the achievement of specific financial and operational goals determined for the year. The award interrelates individual performance, an individual's profit center performance and Oceaneering's overall performance. For 2002, the maximum annual bonus award established for executive officers was within a range of 40% to 125% of base salary.

LONG-TERM INCENTIVE AWARDS

         Long-term incentive awards under Oceaneering's Long-Term Incentive Plans are designed to create a mutuality of interest between executive officers (and other key employees) and shareholders through stock ownership and other incentive awards.

         To achieve these objectives, the Committee granted restricted Common Stock units to executive officers and other key employees of Oceaneering in 2002. Those awards are subject to earning requirements during the three-year performance period and subsequent vesting requirements. At the time of vesting of a restricted Common Stock unit, the participant will be issued a share of Common Stock for each Common Stock unit vested. Up to one-third of the total grant may be earned each year, depending on Oceaneering's cumulative Common Stock performance from July 12, 2002 as compared with a specified peer group's cumulative common stock performance from that date, with any amount earned subject to vesting in four equal installments over four years commencing one year after earning, conditional upon continued employment. If the performance of Oceaneering's Common Stock is less than 50% of the average of the performance of the common stock of the peer group, no shares of restricted stock are earned. If the performance of Oceaneering's Common Stock is 50% to 87.5% or greater than the average of the performance of the peer group, the amount of restricted stock earned will range from 16% to 100% of the maximum achievable for that period. At the time of each vesting, the participant receives a tax-assistance payment. At the end of 2002, none of the restricted Common Stock units granted in 2002 were earned or vested.

         The Committee awards stock options to a broad group of executives and key employees. Stock option grants were made in 2002 to all the executive officers listed in the Summary Compensation Table.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         John R. Huff has been Chief Executive Officer of Oceaneering since August 1986 and Chairman of the Board since 1990. His compensation package has been designed to encourage the enhancement of shareholder value. Mr. Huff's compensation for 2002 included the same components and methodology of salary and variable compensation as apply to other executive officers, with regard to his high level of accountability. A substantial portion of his compensation is at risk in the form of performance bonuses and stock awards. For 2002, Mr. Huff's base annual salary was increased by $30,000 to $530,000, he received an annual bonus of $650,000, he was granted a Common Stock performance-based award of 120,000 restricted Common Stock units and he was granted stock options for 50,000 shares of Oceaneering Common Stock. Mr. Huff's compensation reflects the Committee's assessment of Oceaneering's second consecutive year of record earnings in 2002, its financial performance compared to other oilfield service companies during the relevant periods, Mr. Huff's leadership and significant personal contribution to Oceaneering's business, and compensation data of competitive companies.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

         Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over $1 million paid to certain executive officers, except for qualified performance-based compensation. Oceaneering had no nondeductible compensation expense for 2002. The Committee plans to review this matter as appropriate and take action as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with Oceaneering's compensation objectives.

                                               Compensation Committee
                                               Charles B. Evans, Chairman
                                               Harris J. Pappas

PERFORMANCE GRAPH

         The following graph compares our total shareholder return to the Standard & Poor's 500 Stock Index ("S&P 500"), the weighted average return generated by our present peer group (the "New Peer Group") and the peer group reported in our proxy statement for our 2002 Annual Meeting of Shareholders (the "Old Peer Group") from March 31, 1998 through December 31, 2002. We have elected to modify our peer group to include Cal Dive International, Inc. and delete Nabors Industries, Inc. Cal Dive International, Inc.'s business is more closely aligned with our offshore service business than the land drilling activities of Nabors Industries, Inc. The peer group companies at December 31, 2002 for this performance graph are Global Industries, Ltd., Halliburton Company, McDermott International, Inc., Cal Dive International, Inc., Offshore Logistics, Inc., Stolt Offshore S.A. and Tidewater, Inc. J. Ray McDermott, S.A. was included in the peer group until March 31, 1999, after which McDermott International, Inc. acquired all of its publicly held shares.

         It is assumed in the graphs that: (1) $100 was invested in Oceaneering's Common Stock, the S&P 500 and the New and Old Peer Groups on March 31, 1998, except that, with respect to these peer groups, the investment was made in J. Ray McDermott, S.A., until March 31, 1999; (2) the peer group investment is weighted based on the market capitalization of each individual company within the peer group at the beginning of each period; and (3) any dividends are reinvested. We have not declared any dividends during the period covered by the graph. The shareholder return shown is not necessarily indicative of future performance.

                   COMPARISON OF CUMULATIVE SHAREHOLDER RETURN
               FOR OCEANEERING, S&P 500 AND A SELECTED PEER GROUP

                               (PERFORMANCE GRAPH)


                                      3/31/98     3/31/99     3/31/00     12/31/00    12/31/01     12/31/02
                                      -------     -------     -------     --------    --------     --------
Oceaneering                            100.00       76.58       94.94        98.42      112.00       125.27
Old Peer Group                         100.00       70.87       81.54        86.02       43.42        48.46
New Peer Group                         100.00       70.14       76.14        72.27       35.42        40.67
S&P 500                                100.00      118.46      139.71       124.15      109.39        85.22

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Except as set forth in this Proxy Statement, no director or executive officer of Oceaneering or nominee for election as a director of Oceaneering, or holder of more than 5% of the outstanding shares of Common Stock, and no member of the immediate family of any such director, nominee, officer or security holder, to our knowledge, had any material interest in any transaction during our year ended December 31, 2002, or in any currently proposed transaction, to which Oceaneering or any subsidiary of Oceaneering was or is a party in which the amount involved exceeds $60,000.

         No director or executive officer of Oceaneering who served in such capacity since January 1, 2002 or any associate of any such director or officer, to the knowledge of the executive officers of Oceaneering, has any material interest in any matter proposed to be acted on at the 2003 Annual Meeting of Shareholders, other than as described in this Proxy Statement.

                     RATIFICATION OF APPOINTMENT OF AUDITORS
                                   PROPOSAL 2

         On June 18, 2002, we dismissed Arthur Andersen LLP as our independent auditors and our Board appointed Ernst & Young LLP to serve as our independent auditors for 2002. That appointment was made at the recommendation of the Audit Committee of the Board of Directors.

         Subject to ratification by the shareholders, the Audit Committee of the Board of Directors has appointed Ernst & Young LLP, independent certified public accountants, as independent auditors of Oceaneering for the year ending December 31, 2003. Representatives of Ernst & Young LLP will be present at the meeting, will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions of any shareholders.

         During the year ended December 31, 2001 and the nine-month period ended December 31, 2000, and the subsequent period from January 1, 2002 through June 18, 2002, there were no disagreements between Arthur Andersen LLP and us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make a reference to the subject matter of the disagreements in connection with its reports on our consolidated financial statements for those periods; and, during those periods, we did not experience any "reportable events" of the kinds listed in Item 304(a)(1)(v) of Regulation S-K.

         The audit reports of Arthur Andersen LLP on our consolidated financial statements as of and for the years ended December 31, 2001 and as of and for the nine-month period ended December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty or audit scope. In addition, there were no modifications as to accounting principles except:

         o the change in the method of accounting for derivative instruments effective January 1, 2001; and

         o the change in accounting for goodwill associated with business acquisitions made after June 30, 2001;

both of which were changes that new pronouncements of the Financial Accounting Standards Board required.

         During the year ended December 31, 2001 and the nine-month period ended December 31, 2000, and from January 1, 2002 through June 18, 2002, we did not consult with Ernst & Young LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or events described in Item 304(a)(2)(i) and
(ii) of Regulation S-K.

         In accordance with our bylaws, the approval of the proposal to ratify the appointment of Ernst & Young LLP as independent auditors of Oceaneering for the year ending December 31, 2003 requires the affirmative vote of a majority of the shares of Common Stock voted on this proposal at the meeting. Accordingly, abstentions and broker "non-votes" marked on proxy cards will not be included in the tabulation of votes cast on this proposal.

         The persons named in the accompanying proxy intend to vote such proxy in favor of the ratification of the appointment of Ernst & Young LLP as independent auditors of Oceaneering for the fiscal year ending December 31, 2003, unless a contrary choice is set forth thereon or unless an abstention or broker "non-vote" is indicated thereon.

FEE INCURRED BY OCEANEERING FOR ERNST & YOUNG LLP

         The following table shows the fees paid or accrued by Oceaneering for the audit and other services provided by Ernst & Young LLP for 2002.

Audit Fees(1)......................................................             $  779,000
Financial Information Systems Design and Implementation Fees.......                      0
All Other Fees(2)..................................................                243,000
                                                                                ----------
Total..............................................................             $1,022,000

----------

(1) Audit services of Ernst & Young LLP for 2002 consisted of: (a) (1) the audit of the restatement of our financial statements as of and for the nine-month period ended December 31, 2000 and the year ended December 31, 2001 and (2) the audit of our financial statements as of and for the year ended December 31, 2002, (b) quarterly reviews of financial statements and (c) statutory audits.

(3) Approximately $203,000 of "All Other Fees" is for audit-related fees that consisted primarily of services related to business acquisitions, accounting consultations, filings made with the SEC (other than reports on Forms 10-K and 10-Q) and other audit-related services. The remaining $40,000 of "All Other Fees" consisted primarily of tax services.

         The Audit Committee has concluded that Ernst & Young LLP's provision of services that were not related to the audit of our financial statements in 2002 was compatible with maintaining that firm's independence from us.

                              SHAREHOLDER PROPOSALS

         Any shareholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2004 Annual Meeting of Shareholders must send notice of the proposal to our Corporate Secretary at our principal executive offices, 11911 FM 529, Houston, Texas 77041-3011, so that such notice is received no later than December 23, 2003. If you submit such a proposal, you must provide your name, address, the number of shares of Common Stock held of record or beneficially, the date or dates on which you acquired those shares and documentary support for any claim of beneficial ownership.

         In addition, any shareholder who intends to submit a proposal for consideration at our 2004 Annual Meeting of Shareholders, regardless of whether the proposal is submitted for inclusion in our proxy statement for that meeting, or who intends to submit nominees for election as directors at that meeting, must notify our Corporate Secretary. Under our bylaws, such notice must:

         o be received at our executive offices no earlier than December 2, 2003 and no later than close of business on January 31, 2004; and

         o        satisfy requirements that our bylaws specify.

A copy of the pertinent bylaw provisions can be obtained from our Corporate Secretary on written request.

                          TRANSACTION OF OTHER BUSINESS

          Should any other matter requiring the vote of shareholders arise at the meeting, it is intended that proxies will be voted in respect thereto in accordance with the judgment of the person or persons voting the proxies.

         Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting of Shareholders, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage-paid return envelope or vote by telephone or over the Internet by following the instructions included in this package. Please act promptly to ensure that you will be represented at the meeting.

         WE WILL PROVIDE WITHOUT CHARGE ON THE WRITTEN REQUEST OF ANY PERSON SOLICITED HEREBY A COPY OF OUR ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2002. WRITTEN REQUESTS SHOULD BE MAILED TO GEORGE R. HAUBENREICH, JR., SECRETARY, OCEANEERING INTERNATIONAL, INC., P. O. BOX 40494, HOUSTON, TEXAS 77240-0494.

                                     By Order of the Board of Directors,

                                     /s/ GEORGE R. HAUBENREICH, JR.

                                     George R. Haubenreich, Jr.
                                     Senior Vice President, General Counsel
                                      and Secretary



April 21, 2003

                                                                      APPENDIX A


                             AUDIT COMMITTEE CHARTER
                                       OF
                         OCEANEERING INTERNATIONAL, INC.

         The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independence, qualifications and performance of the Company's independent auditors and (4) the performance of the Company's internal audit function. The Audit Committee shall prepare the report required by the rules and regulations of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement. The Audit Committee shall have and may exercise all the powers of the Board of Directors, except as may be prohibited by law, with respect to all matters encompassed by this Charter, and all the power and authority required under the Sarbanes-Oxley Act of 2002.

         The Audit Committee shall be elected by the Board of Directors and shall consist of not less than three members of the Board of Directors. The Board of Directors shall also elect a chairman of the Audit Committee. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the SEC, in each case after giving effect to any applicable phase-in requirement. At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by Item 401(h)(2) of Regulation S-K promulgated by the SEC. No member of the Audit Committee shall simultaneously serve on the audit committees of more than two other public companies.

         The independent auditors of the Company are ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee shall have the sole authority to appoint and, where appropriate, replace the Company's independent auditors (subject to stockholder ratification) and to approve all audit engagement fees and terms. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between the Company's management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditors shall report directly to the Audit Committee.

         The Audit Committee shall preapprove all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in
Section 10A(i)(1)(B) of the Exchange Act and the applicable rules and regulations of the SEC.

         The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permissible non-audit services. Any decisions of such subcommittee to grant preapprovals shall be reported to the full Audit Committee at its next scheduled meeting.

         The Audit Committee shall:

                  o Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

                  o Review, on an annual basis, the annual audited financial statements for the immediately preceding fiscal year with management and the independent auditors, as well as the disclosures to be made in management's discussion and analysis of financial condition and results of operations in the Company's Annual Report on Form 10-K for such fiscal year.

                  o Make a recommendation to the Board of Directors each year as to whether the Company's annual audited financial statements for the immediately preceding fiscal year and accompanying notes should be included in the Company's Annual Report on Form 10-K for such fiscal year.

                  o Quarterly, review with management and the independent auditors the Company's quarterly financial statements for the immediately preceding fiscal quarter, and disclosures to be made in management's discussion and analysis of financial condition and results of operations, prior to the filing of the Company's Quarterly Reports on Form 10-Q for such fiscal quarter, including any matters provided in Statement on Auditing Standards No. 71 arising in connection with the Company's quarterly financial statements.

                  o Review and discuss with management and the independent auditors:

                           o major issues regarding accounting principles and financial statement presentations, including significant changes in the selection or application of accounting principles, any major issues concerning the adequacy of the Company's internal controls and special steps adopted in light of material control deficiencies.

                           o analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative methods of generally accepted accounting principles ("GAAP") on the financial statements.

                  o Review and discuss annual reports from the independent auditors on:

                           o All critical accounting policies and practices to be used.

                           o All alternative treatments of financial information within GAAP that have been discussed with management, including (1) ramifications of the use of such alternative disclosures and treatments and (2) the treatment preferred by the independent auditors.

                           o Other material written communications between the independent auditors and management, such as any management letter provided by the independent auditors and management's response to that letter, any management representation letter, any reports on observations and recommendations on internal controls, any schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any, and any engagement or independence letters.

                  o Review with management the Company's earnings press releases, with particular emphasis on the use of any "non-GAAP financial measures," as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (covering, for example, the types of information to be disclosed and the type of presentation to be made).

                  o Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

                  o Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control those exposures, including the Company's policies and guidelines concerning risk assessment and risk management.

                  o Discuss with the independent auditors the matters required to be communicated by the independent auditors pursuant to Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management's response, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

                  o Review the disclosures that the Company's chief executive officer and chief financial officer make to the Audit Committee and the independent auditors in connection with the certification process for the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q concerning any significant deficiencies or weaknesses in the design or operation of internal controls and any fraud that involves management or other employees who have a significant role in the internal controls of the Company.

                  o Review and evaluate the lead partner of the independent auditors.

                  o At least annually, obtain and review a report by the independent auditors describing (i) the independent auditors' internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company as contemplated by Independence Standards Board Standard No. 1. Evaluate the independent auditors' qualifications, performance and independence, including considering whether the independent auditors' quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditors' independence. In making this evaluation, the Committee shall take into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditors to the full Board of Directors.

                  o Confirm the regular rotation of the audit partners as required by law. Consider whether there should be regular rotation of the independent auditing firm.

                  o Establish hiring policies for the Company's employment of the independent auditors' personnel or former personnel who participated in any capacity in the audit of the Company.

                  o Review with the independent auditors any communication or consultation between the Company's audit team and the independent auditors' national office respecting auditing or accounting issues presented by the engagement.

                  o Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

                  o Review the appointment and replacement of the senior internal auditor.

                  o Review the significant reports to management prepared by the internal auditing department and management's responses.

                  o Review with management and the independent auditors the responsibilities, budget and staffing of the internal auditors and any recommended changes in the planned scope of the internal audit.

                  o        Obtain from the independent auditors assurance that
                           Section 10A(b) of the Exchange Act has not been implicated.

                  o Make inquiries of management, the Company's senior internal auditor and the independent auditors as to their knowledge if the Company and its subsidiary and affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics.

                  o Advise the Board of Directors with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

                  o Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

                  o Review with the Company's General Counsel legal matters that may have a material impact on the Company's financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

                  o Meet periodically with management, the internal auditors and the independent auditors in separate executive sessions.

                  o Review annually the Audit Committee's own performance.

                  o        Make regular reports to the Board of Directors.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with GAAP. It is also not the duty of the Audit Committee to conduct investigations, to resolve any disagreements between management and the independent auditors or to assure compliance with laws and regulations and the Company's Code of Business Conduct and Ethics.

         The Audit Committee shall have the authority to retain and obtain advice and assistance from current or independent legal, accounting or other advisors without seeking approval of the Board of Directors. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or advisors to, the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report to any advisors employed by the Audit Committee.

         The Audit Committee will meet as often as the members shall determine to be necessary or appropriate, but at least four times during each year. In addition, the Audit Committee will make itself available to the independent auditors and the internal auditors of the Company as requested. Reports of meetings of the Audit Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Audit Committee meeting, accompanied by any recommendations to the Board of Directors approved by the Audit Committee.

OCEANEERING INTERNATIONAL, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8687
EDISON, NJ 08818-8687


                              VOTER CONTROL NUMBER
                          ------------------------------

                          ------------------------------

                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

        VOTE-BY-TELEPHONE                                                            VOTE-BY-INTERNET

1.  LOG ON TO THE INTERNET AND GO TO                                        1.  CALL TOLL-FREE
    http://www.eproxyvote.com/oii                                               1-877-PRX-VOTE (1-877-779-8683)

                                                       OR

2.  ENTER YOUR VOTER CONTROL NUMBER LISTED ABOVE                            2. ENTER YOUR VOTER CONTROL NUMBER LISTED ABOVE AND
    AND FOLLOW THE EASY STEPS OUTLINED ON THE SECURED                          FOLLOW THE EASY RECORDED INSTRUCTIONS.
    WEBSITE.


  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.



            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL


     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. MANAGEMENT RECOMMENDS THAT YOU VOTE FOR AUTHORITY ON PROPOSALS 1 AND 2.

OCEANEERING INTERNATIONAL, INC.

                                                                                                              FOR   AGAINST  ABSTAIN
1. Election of Directors.                                     2. Proposal to ratify the appointment of Ernst  [ ]     [ ]      [ ]
   NOMINEES: (01) Jerold J. DesRoche and (02) John R. Huff       & Young LLP as independent auditors for
                                                                 the year ending December 31, 2003.
FOR  [ ]        [ ] WITHHELD
                                                              3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before
                                                                 the meeting or any adjournment thereof, including procedural and other matters relating to the conduct of the meeting.
[ ]
   ------------------------------------------
    For all nominees, except as written above

                                                                Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing
                                                                as attorney, executor, administrator, trustee, guardian or other similar capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:                                 Date:              Signature:                              Date:
           --------------------------------      -----------             ----------------------------       ------------

                         OCEANEERING INTERNATIONAL, INC.
                       OFFERS TELEPHONE OR INTERNET VOTING
                          24 HOURS A DAY, 7 DAYS A WEEK

Voting by telephone or Internet eliminates the need to return this proxy card. Your vote authorizes the proxies named below to vote your shares to the same extent as if you had marked, signed, dated and returned the proxy card. Before voting, read the proxy statement and voting instruction form. Follow the steps listed. Your vote will be immediately confirmed and posted. Thank you for voting!



TO VOTE BY TELEPHONE

1. On a touch-tone telephone, call toll-free 1-877-779-8683.

2. Enter the voter control number on the reverse side.

3. Enter the last four digits from your taxpayer identification number.

4. You then have two options:

     Option 1: To vote as the Board of Directors recommends on all items. Option 2: To vote on each proposal separately.

TO VOTE BY INTERNET

1. Log on to the Internet and go to the website HTTP://WWW.EPROXYVOTE.COM/OII.

2. Enter the voter control number from the box on the reverse side.

3. Follow the instructions.

IF YOU CHOOSE TO VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.


                                   DETACH HERE

                                      PROXY

                         OCEANEERING INTERNATIONAL, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

T. Jay Collins and George R. Haubenreich, Jr., with full power of substitution and resubstitution, are hereby appointed proxies to vote all the shares of common stock of the undersigned in Oceaneering International, Inc., held of record by the undersigned on April 14, 2003, at the Annual Meeting of Shareholders to be held on May 30, 2003, in the Atrium of Oceaneering's corporate offices at 11911 FM 529, Houston, Texas 77041-3011, and at any adjournment or postponement thereof.

The undersigned acknowledges receipt of Oceaneering's annual report for the year ended December 31, 2002 and the Notice of 2003 Annual Meeting of Shareholders and related Proxy Statement.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR VOTE BY TELEPHONE OR INTERNET AS DESCRIBED ABOVE BEFORE THE ANNUAL MEETING.